UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2012

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)
2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)
Registrant’s telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting of Shareholders held on April 24, 2012, shareholders voted on five proposals and cast their votes as follows:

1	Election of directors:

	Shares
Name	For	Withheld	Broker Non-Votes
Howard E. Cox, Jr.	295,804,507	8,873,209	37,645,187
Srikant M. Datar, Ph.D.	300,990,549	3,687,167	37,645,187
Roch Doliveux, DVM	296,828,568	7,849,148	37,645,187
Louise L. Francesconi	286,588,060	18,089,656	37,645,187
Allan C. Golston	303,678,300	999,416	37,645,187
Howard L. Lance	297,279,851	7,397,865	37,645,187
William U. Parfet	270,659,524	34,018,192	37,645,187
Ronda E. Stryker	288,885,722	15,791,994	37,645,187

2	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2012:

Shares
For	Against	Abstain
338,137,340	3,708,748	476,815

3	Approval of amendment to the Company’s Restated Articles of Incorporation to implement a majority vote standard for uncontested elections of directors:

Shares
For	Against	Abstain	Broker Non-Votes
303,085,368	763,679	828,669	37,645,187

4	Re-approval of the material terms of the performance goals under the Company’s Executive Bonus Plan:

Shares
For	Against	Abstain	Broker Non-Votes
296,736,777	6,580,359	1,360,580	37,645,187

5	Advisory vote to approve the Company’s named executive officer compensation:

Shares
For	Against	Abstain	Broker Non-Votes
257,340,189	44,608,268	2,729,259	37,645,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

April 26, 2012	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Secretary